Exhibit 99.1

The Container Store Group, Inc. Announces Fourth Quarter and Full Fiscal Year 2018 Financial Results

Fourth Quarter Comparable Store Sales up 8.5%; Consolidated Net Sales up 8.8%

Fiscal 2018 Comparable Store Sales up 3.5%; Consolidated Net Sales up 4.4%

Fourth Quarter EPS of $0.33 vs ($0.01) in Q417; Adjusted EPS increases to $0.33 from $0.18 in Q417

Fiscal 2018 EPS of $0.45 vs $0.40 in Fiscal 2017; Adjusted EPS increases to $0.42 from $0.28 in Fiscal 2017

Provides Fiscal 2019 Outlook

Coppell, TX — May 14, 2019 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today announced financial results for the fourth quarter and fiscal year 2018 ended March 30, 2019.

For the fourth quarter of fiscal 2018:

•

Consolidated net sales were $253.2 million, up 8.8%.  Net sales in The Container Store retail business (“TCS”) were $235.7 million, up 10.1%.  Elfa International AB (“Elfa”) third-party net sales were $17.5 million, down 6.4% due to foreign currency translation.

•	Comparable store sales increased 8.5%, with Custom Closets up 7.4%, contributing 380 basis points of the increase to comparable store sales.
•

Consolidated net income and net income per share (“EPS”) were $15.9 million and $0.33 compared to a  net loss of $0.4 million and ($0.01), respectively, in the fourth quarter of fiscal 2017.  Adjusted net income per share (“Adjusted EPS”) was $0.33 compared to $0.18 in the fourth quarter of fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

•	Adjusted EBITDA (see Reconciliation of GAAP to Non-GAAP Financial Measures table), was $37.8 million compared to $31.1 million in the prior year period.

“We ended fiscal 2018 with strong results, posting an 8.5% comparable store sales increase in Q4 that was broad-based across our core Custom Closets business, as well as our other product categories,” said Melissa Reiff, Chief Executive Officer. “This performance reflects the improvements we continue to make across all aspects of our business – in merchandising and new product development, marketing, inventory management and in-stock levels, as well as overall execution with excellence in our stores and our online channel. It also includes the positive impact from the “Marie Kondo effect” that is driving even more interest in our core category of Custom Closets and storage and organization.”

“We have plans in fiscal 2019 to strategically build on our progress to drive more brand awareness and market share gains, specifically in our core Custom Closets business where we recently launched our new Avera™ product line,” Reiff added. “Our second distribution center in Maryland is planned to become fully operational in late fiscal 2019, positioning us to generate significant efficiencies and a considerable reduction in delivery times leading to improved customer service in fiscal 2020 and beyond. Across our entire company, we have clear priorities and a go-to-market strategy grounded in our purpose – which is to help our customers accomplish projects, maximize their space and make the most of their homes. We intend to capitalize on the many opportunities we see for the business and realize our vision to be a beloved brand and the first choice for customized organization solutions and services.”

Fourth Quarter Fiscal 2018 Results

For the fourth quarter (thirteen weeks) ended March 30, 2019:

•

Consolidated net sales were $253.2 million, up 8.8% as compared to the fourth quarter of fiscal 2017. Net sales at TCS were $235.7 million, up 10.1%,  driven by an increase in comparable store sales of 8.5%, combined with incremental sales from new stores. Elfa third-party net sales were $17.5 million, down 6.4% compared to the fourth quarter ended March 31, 2018, due to the negative impact of foreign currency translation during the quarter which decreased third-party net sales by 11.7%, partially offset by higher sales in the Nordic markets.

•

Consolidated gross margin was 58.6%, consistent with the fourth quarter of fiscal 2017. TCS gross margin increased 70 basis points to 57.8%,  primarily due to the impact of the Optimization Plan combined with a positive impact from foreign currency.  Elfa gross margin declined 340 basis points primarily due to higher direct materials costs attributable to higher raw material prices and a weaker Swedish krona.

•

Consolidated selling, general and administrative expenses (“SG&A”) increased by 5.0% to $110.0 million in the fourth quarter of fiscal 2018 from $104.9 million in the fourth quarter of fiscal 2017. SG&A as a percentage of net sales decreased 150 basis points. This was primarily due to decreased marketing expense in the fourth quarter of fiscal 2018 associated with a shift in the timing of recognition of campaign-related marketing costs from the fourth quarter to the third quarter as well as decreased costs incurred as part of the Optimization Plan,  decreased professional fees and ongoing savings and efficiency efforts.

•

Consolidated net interest expense decreased 21.4% to $6.0 million in the fourth quarter of fiscal 2018 from $7.6 million in the fourth quarter of fiscal 2017. In September 2018, the Company amended its Senior Secured Term Loan Facility, which decreased the applicable interest rate margins.

•

The effective tax rate was 28.3%, as compared to 103.1% in the fourth quarter of fiscal 2017. In the fourth quarter of fiscal 2018, the effective tax rate rose above the U.S statutory rate primarily due to items related to the Tax Cuts and Jobs Act (the “Tax Act”) and a pretax income position. In the fourth quarter of fiscal 2017, the effective tax rate increased above the blended U.S statutory rate primarily due to the provisional amount recorded for the one-time transition tax on foreign earnings in connection with the Tax Act.

•

Net income was $15.9 million, or $0.33 per share, in the fourth quarter of fiscal 2018 compared to  a net loss of $0.4 million, or ($0.01) per share in the fourth quarter of fiscal 2017. Adjusted net income was $16.2 million, or $0.33 per share, in the fourth quarter of fiscal 2018 compared to adjusted net income of $8.4 million, or $0.18 per share in the fourth quarter of fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

•	Adjusted EBITDA was $37.8 million in the fourth quarter of fiscal 2018 compared to $31.1 million in the fourth quarter of fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

For the year (fifty-two weeks) ended March 30, 2019:

•

Consolidated net sales were $895.1 million, up 4.4% as compared to fiscal 2017. Net sales at TCS were $829.6 million, up 5.4%,  driven by a  comparable store sales increase of 3.5% combined with incremental sales from new stores.  Elfa third-party net sales were $65.5 million, down 6.2% compared to fiscal 2017, primarily due to the negative impact of foreign currency translation which decreased third-party net sales by 6.9%, partially offset by higher sales in the Nordic markets.

•

Consolidated gross margin was 58.5%, an increase of 50 basis points compared to fiscal 2017. TCS gross margin increased 80 basis points to 58.0%, primarily due to lower cost of goods associated with the Optimization Plan, partially offset by higher promotional activities and increased costs associated with shipping services. Elfa gross margin declined 320 basis points primarily due to higher direct materials costs attributable to higher raw materials prices, a shift in product mix, and a weaker Swedish krona.
•

Consolidated SG&A expense increased by 4.7% to $431.0 million in fiscal 2018 from $411.7 million in fiscal 2017. SG&A as a percentage of net sales increased 20 basis points. The increase was primarily attributable to the deleverage of occupancy costs, higher payroll costs, and increased marketing expense associated with the branding campaign launch in the second quarter of fiscal 2018, partially offset by decreased costs associated with the Optimization Plan.

•

Pre-opening costs decreased to $2.1 million in fiscal 2018 compared to $5.3 million in fiscal 2017. The Company opened four new stores  (inclusive of two relocations), in fiscal 2018, ending the fiscal year with 92 stores, as compared to five new stores opened (inclusive of one relocation) and an ending store count of 90, in fiscal 2017.

•

Other expenses decreased to $0.2 million in fiscal 2018 compared to $5.7 million in fiscal 2017. The decrease is primarily due to severance costs incurred in fiscal 2017 to implement the Optimization Plan.

•

Consolidated net interest expense increased 9.0% to $27.3 million in fiscal 2018 from $25.0 million in fiscal 2017 primarily due to the amendment of our Senior Secured Term Loan Facility in the second quarter of fiscal 2017, which increased the applicable interest rate margins.

•

The effective tax rate was 1.3% in fiscal 2018 as compared to -189.8% in fiscal 2017. In fiscal 2018, the effective tax rate was below the U.S. statutory rate due to the finalization of the one-time transition tax on foreign earnings. In fiscal 2017, the effective tax rate was below the U.S. statutory rate primarily due to the estimated impact of the Tax Act enacted in the third quarter of fiscal 2017, including the provisional benefit for the remeasurement of deferred tax balances.

•

Net income was $21.7 million, or $0.45 per share, in fiscal 2018 compared to net income of $19.4 million, or $0.40 per share in fiscal 2017. Adjusted net income was $20.4 million, or $0.42 per share, in fiscal 2018 compared to adjusted net income of $13.6 million, or $0.28 per share in fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

•	Adjusted EBITDA was $96.3 million in fiscal 2018 compared to $89.6 million in fiscal 2017 (see Reconciliation of GAAP to Non-GAAP Financial Measures table).

Balance sheet and liquidity highlights:

(In thousands)	March 30, 2019	March 31, 2018
Cash	$7,364	$8,399
Total debt, net of deferred financing costs	$267,487	$285,165
Liquidity (1)	$83,532	$90,767
Free cash flow (2)	$21,226	$34,530

(1) Cash plus availability on revolving credit facilities.

(2) See reconciliation of GAAP to Non-GAAP Measures table.

Outlook

The Company is establishing its outlook for fiscal 2019 as follows:

Fiscal 2019 Outlook
Net sales	$915 million to $925 million
New store openings and store relocations	2 openings, including 1 relocation (2)
Comparable store sales	Up 2.0% to up 3.0%
Net income per common share (1)	$0.41 to $0.51
Adjusted net income per common share (1) (3)	$0.41 to $0.51
Assumed tax rate	30%
Estimated share count	49 million

(1) Includes approximately $4 million, or $0.06 per common share of net costs associated with the opening of a second distribution center in Aberdeen, MD.

(2) The Company plans to open a new store in Memphis, TN during the second quarter of fiscal 2019. Additionally, during the second half of fiscal 2019, the Company plans to relocate an existing store in Dallas, TX.

(3) See Reconciliation of GAAP to Non-GAAP Financial Measures Table.

Conference Call Information

A conference call to discuss fourth quarter fiscal 2018 financial results is scheduled for today, May 14, 2019, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407‑3982 (international callers please dial (201) 493‑6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.containerstore.com.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512‑2921 (international callers please dial (412) 317‑6671). The pin number to access the telephone replay is 13690281. The replay will be available until June 14, 2019.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements about our future opportunities; expectations regarding our goals, strategies, priorities and initiatives; expectations regarding new store openings and relocations; plans to drive more brand awareness and attain market share gains; statements regarding our new distribution center and its anticipated effects on our business; and our anticipated financial performance and tax rate for fiscal 2019.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our optimization plan may not result in improved sales and profitability; our inability to open or relocate new stores, or remodel existing stores, in the timeframe and at the locations we anticipate; overall decline in the health of the economy, consumer spending, and the housing market; our inability to manage costs and risks relating to new store openings; our inability to source and market new products to meet consumer preferences; our failure to achieve or maintain profitability; risks relating to the opening of a  second distribution center; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; our vulnerability to natural disasters and other unexpected events; our reliance upon independent third party transportation providers; our inability to protect our brand; our failure to successfully anticipate consumer preferences and demand; our inability to manage our growth; inability to locate available retail store sites on terms acceptable to us; our inability to maintain sufficient levels of cash flow to meet growth expectations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; fluctuations in currency exchange rates; our inability to effectively manage our online sales; competition from other stores and internet-based competition; our inability to obtain merchandise on a timely basis at competitive prices as a result of changes in vendor relationships; vendors may sell similar or identical products to our competitors; our reliance on key executive management, and the transition in our executive leadership; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; our dependence on foreign imports for our merchandise; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; effects of tax reform; and uncertainty with respect to tax and trade policies, tariffs and government regulations affecting trade between the United States and other countries.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10‑K filed with the Securities and Exchange Commission, or SEC, on May 31, 2018, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store (NYSE: TCS) is the nation’s leading retailer of storage and organization products — a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 10,000 products designed to save space and time, a suite of custom closet systems and an array of digital shopping services. Visit www.containerstore.com for more information about store locations, the product collection and services offered. Visit www.containerstore.com/blog for real solutions from the really organized and www.whatwestandfor.com to learn more about the company’s unique culture.

The Container Store Group, Inc.

Consolidated statements of operations

(In thousands, except share and	Thirteen Weeks Ended		Fiscal Year Ended
per share amounts)	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
	(unaudited)	(unaudited)	(unaudited)
Net sales	$253,180	$232,764	$895,093	$857,228
Cost of sales (excluding depreciation and amortization)	104,900	96,248	371,410	360,167
Gross profit	148,280	136,516	523,683	497,061
Selling, general, and administrative expenses (excluding depreciation and amortization)	110,048	104,855	430,997	411,721
Stock-based compensation	859	437	2,846	2,026
Pre-opening costs	185	617	2,103	5,293
Depreciation and amortization	8,953	9,398	36,305	37,922
Other expenses	(120)	826	177	5,734
Loss (gain) on disposal of assets	221	42	(63)	278
Income from operations	28,134	20,341	51,318	34,087
Interest expense, net	5,982	7,615	27,275	25,013
Loss on extinguishment of debt	—	—	2,082	2,369
Income before taxes	22,152	12,726	21,961	6,705
Provision (benefit) for income taxes	6,270	13,125	281	(12,723)
Net income (loss)	$15,882	$(399)	$21,680	$19,428

Net income (loss) per common share — basic and diluted	$0.33	$(0.01)	$0.45	$0.40

Weighted-average common shares — basic	48,142,319	48,072,187	48,139,929	48,061,527
Weighted-average common shares — diluted	48,382,433	48,202,980	48,400,407	48,147,725

The Container Store Group, Inc.

Consolidated balance sheets

	March 30,	March 31,
(In thousands)	2019	2018
Assets	(unaudited)
Current assets:
Cash	$7,364	$8,399
Accounts receivable, net	25,568	25,528
Inventory	108,650	97,362
Prepaid expenses	10,078	11,281
Income taxes receivable	1,003	15
Other current assets	11,705	11,609
Total current assets	164,368	154,194
Noncurrent assets:
Property and equipment, net	152,588	158,389
Goodwill	202,815	202,815
Trade names	225,150	229,401
Deferred financing costs, net	241	312
Noncurrent deferred tax assets, net	1,912	2,404
Other assets	1,670	1,854
Total noncurrent assets	584,376	595,175
Total assets	$748,744	$749,369

The Container Store Group, Inc.

Consolidated balance sheets (continued)

	March 30,	March 31,
(In thousands, except share and per share amounts)	2019	2018
Liabilities and shareholders’ equity	(unaudited)
Current liabilities:
Accounts payable	$58,734	$43,692
Accrued liabilities	67,163	70,494
Revolving lines of credit	5,511	—
Current portion of long-term debt	7,016	7,771
Income taxes payable	2,851	4,580
Total current liabilities	141,275	126,537
Noncurrent liabilities:
Long-term debt	254,960	277,394
Noncurrent deferred tax liabilities, net	51,702	54,839
Deferred rent and other long-term liabilities	36,114	41,892
Total noncurrent liabilities	342,776	374,125
Total liabilities	484,051	500,662
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized; 48,142,319 shares issued at March 30, 2019 and 48,072,187 shares issued at March 31, 2018	481	481
Additional paid-in capital	863,978	861,263
Accumulated other comprehensive loss	(26,132)	(17,316)
Retained deficit	(573,634)	(595,721)
Total shareholders’ equity	264,693	248,707
Total liabilities and shareholders’ equity	$748,744	$749,369

The Container Store Group, Inc.

Consolidated statements of cash flows

	Fiscal Year Ended
	March 30,	March 31,
(In thousands)	2019	2018
Operating activities	(unaudited)
Net income	$21,680	$19,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,305	37,922
Stock-based compensation	2,846	2,026
(Gain) loss on disposal of assets	(63)	278
Loss on extinguishment of debt	2,082	2,369
Deferred tax benefit	(1,563)	(25,545)
Non-cash interest	2,351	2,664
Other	(60)	227
Changes in operating assets and liabilities:
Accounts receivable	(1,395)	3,192
Inventory	(14,688)	8,406
Prepaid expenses and other assets	1,510	(2,133)
Accounts payable and accrued liabilities	13,622	6,249
Income taxes	(2,428)	625
Other noncurrent liabilities	(5,303)	6,468
Net cash provided by operating activities	54,896	62,176

Investing activities
Additions to property and equipment	(33,670)	(27,646)
Proceeds from sale of property and equipment	899	96
Net cash used in investing activities	(32,771)	(27,550)

Financing activities
Borrowings on revolving lines of credit	55,201	47,486
Payments on revolving lines of credit	(49,484)	(47,486)
Borrowings on long-term debt	331,500	335,000
Payments on long-term debt and capital leases	(356,712)	(361,403)
Payment of debt issuance costs	(2,384)	(11,246)
Payment of taxes with shares withheld upon restricted stock vesting	(128)	(39)
Net cash used in financing activities	(22,007)	(37,688)

Effect of exchange rate changes on cash	(1,153)	725

Net decrease in cash	(1,035)	(2,337)
Cash at beginning of fiscal period	8,399	10,736
Cash at end of fiscal period	$7,364	$8,399

Note Regarding Non-GAAP Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share, Adjusted EBITDA, and free cash flow. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. These non-GAAP measures should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures are key metrics used by management, the Company’s board of directors, and Leonard Green and Partners, L.P., its controlling stockholder, to assess its financial performance.

The Company presents adjusted net income, adjusted net income per diluted share, and Adjusted EBITDA because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance and because the Company believes it is useful for investors to see the measures that management uses to evaluate the Company. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. In evaluating these non-GAAP measures, you should be aware that in the future the Company will incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of these non-GAAP measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using non-GAAP measures supplementally. These non-GAAP measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The Company defines adjusted net income as net income before restructuring charges, charges related to an Elfa manufacturing facility closure, impairment charges related to intangible assets, losses on extinguishment of debt, certain gains on disposal of assets, certain management transition costs incurred and benefits realized, charges incurred as part of the implementation of our Optimization Plan, and the tax impact of these adjustments and other unusual or infrequent tax items. We define adjusted net income per diluted share as adjusted net income divided by the diluted weighted average common shares outstanding. We use adjusted net income and adjusted net income per diluted share to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We present adjusted net income and adjusted net income per diluted share because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance and because we believe it is useful for investors to see the measures that management uses to evaluate the Company.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is calculated in accordance with its credit facilities and is one of the components for performance evaluation under its executive compensation programs. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash and other items that the Company does not consider in its evaluation of ongoing operating performance from period to period as discussed further below. The Company uses Adjusted EBITDA in connection with covenant compliance and executive performance evaluations, and to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. The Company believes it is useful for investors to see the measures that management uses to evaluate the Company, its executives and its covenant compliance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry.

The Company presents free cash flow, which the Company defines as net cash provided by operating activities in a period minus payments for property and equipment made in that period, because it believes it is a useful indicator of the Company’s overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. Accordingly, we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity in the same manner as management. Our definition of free cash flow is limited in that it does not solely represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.

The Container Store Group, Inc. Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(unaudited)

The table below reconciles the non-GAAP financial measures of adjusted net income and adjusted net income per diluted share with the most directly comparable GAAP financial measures of GAAP net income and GAAP net income per diluted share.

	Thirteen		Fiscal Year		Fiscal Year
	Weeks Ended		Ended		2019 Outlook
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018	Low	High
Numerator:
Net income (loss)	$15,882	$(399)	$21,680	$19,428	$20,100	$24,900
Elfa manufacturing facility closure (a)	—	(49)	—	803	—	—
Loss (gain) on disposal of real estate (b)	13	—	(374)	—	—	—
Loss on extinguishment of debt (c)	—	—	2,082	2,369	—	—
Optimization Plan implementation charges (d)	—	737	4,864	11,479	—	—
Taxes (e)	258	8,152	(7,820)	(20,485)	—	—
Adjusted net income	$16,153	$8,441	$20,432	$13,594	$20,100	$24,900

Denominator:
Weighted average common shares outstanding — diluted	48,382,433	48,202,980	48,400,407	48,147,725	49,000,000	49,000,000

Net income (loss) per diluted share	$0.33	$(0.01)	$0.45	$0.40	$0.41	$0.51
Adjusted net income per diluted share	$0.33	$0.18	$0.42	$0.28	$0.41	$0.51

(a)	Charges related to the closure of an Elfa manufacturing facility in Lahti, Finland in fiscal 2017, recorded in other expenses, which we do not consider in our evaluation of our ongoing performance.
(b)

Gain recorded as a result of the sale of a building in Lahti, Finland, recorded in fiscal 2018 in loss (gain) on disposal of assets, which we do not consider in our evaluation of our ongoing performance.

(c)

Loss recorded as a result of the amendment made to the Senior Secured Term Loan Facility in fiscal 2018 and the amendments made to the Senior Secured Term Loan Facility and the Revolving Credit Facility in fiscal 2017, which we do not consider in our evaluation of our ongoing performance.

(d)

Charges incurred as part of the implementation of our Optimization Plan, which include certain consulting costs recorded in SG&A expenses in fiscal 2018 and fiscal 2017, cash severance payments associated with the elimination of certain full-time positions at the TCS segment recorded in other expenses in fiscal 2017, and cash severance payments associated with organizational realignment at the Elfa segment recorded in other expenses in fiscal 2017, which we do not consider in our evaluation of ongoing performance.

(e)

Tax impact of adjustments to net income (loss), as well as the estimated impact of the Tax Cuts and Jobs Act recorded in fiscal 2017, the tax benefit recorded in the first quarter of fiscal 2018 as a result of a reduction in the Swedish tax rate, and the tax benefit recorded in the third quarter of fiscal 2018 as a result of the finalization of the impact of the Tax Cuts and Jobs Act, which are considered to be unusual or infrequent tax items, all of which we do not consider in our evaluation of ongoing performance.

The table below reconciles the non-GAAP financial measure Adjusted EBITDA with the most directly comparable GAAP financial measure of GAAP net income (loss).

	Thirteen Weeks Ended		Fiscal Year Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018
Net income (loss)	$15,882	$(399)	$21,680	$19,428
Depreciation and amortization	8,953	9,398	36,305	37,922
Interest expense, net	5,982	7,615	27,275	25,013
Income tax provision (benefit)	6,270	13,125	281	(12,723)
EBITDA	$37,087	$29,739	$85,541	$69,640
Pre-opening costs (a)	185	617	2,103	5,293
Non-cash rent (b)	(210)	(464)	(1,327)	(1,915)
Stock-based compensation (c)	859	437	2,846	2,026
Loss on extinguishment of debt (d)	—	—	2,082	2,369
Foreign exchange (gains) losses (e)	(9)	(290)	60	(596)
Optimization Plan implementation charges (f)	—	737	4,864	11,479
Elfa manufacturing facility closure (g)	—	(49)	—	803
Other adjustments (h)	(119)	369	178	504
Adjusted EBITDA	$37,793	$31,096	$96,347	$89,603

(a)

Non-capital expenditures associated with opening new stores and relocating stores, including rent, marketing expenses, travel and relocation costs, and training costs. We adjust for these costs to facilitate comparisons of our performance from period to period.

(b)

Reflects the extent to which our annual GAAP rent expense has been above or below our cash rent payment due to lease accounting adjustments. The adjustment varies depending on the average age of our lease portfolio (weighted for size), as our GAAP rent expense on younger leases typically exceeds our cash cost, while our GAAP rent expense on older leases is typically less than our cash cost.

(c)

Non-cash charges related to stock-based compensation programs, which vary from period to period depending on volume and vesting timing of awards. We adjust for these charges to facilitate comparisons from period to period.

(d)

Loss recorded as a result of the amendment made to the Senior Secured Term Loan Facility in fiscal 2018 and the amendments made to the Senior Secured Term Loan Facility and the Revolving Credit Facility in fiscal 2017, which we do not consider in our evaluation of our ongoing performance.

(e)	Realized foreign exchange transactional gains/losses our management does not consider in our evaluation of our ongoing operations.
(f)

Charges incurred as part of the implementation of our Optimization Plan, which include certain consulting costs recorded in SG&A expenses in fiscal 2018 and in fiscal 2017, cash severance payments associated with the elimination of certain full-time positions at the TCS segment recorded in other expenses in fiscal 2017, and cash severance payments associated with organizational realignment at the Elfa segment recorded in other expenses in fiscal 2017, which we do not consider in our evaluation of ongoing performance.

(g)	Charges related to the closure of an Elfa manufacturing facility in Lahti, Finland in fiscal 2017, recorded in other expenses, which we do not consider in our evaluation of our ongoing performance.

(h)	Other adjustments include amounts our management does not consider in our evaluation of our ongoing operations, including certain severance and other charges.

The table below reconciles the non-GAAP financial measure of free cash flow with the most directly comparable GAAP financial measure of net cash provided by operating activities.

	Fiscal Year Ended
	March 30,	March 31,
	2019	2018
Net cash provided by operating activities	$54,896	$62,176
Less: Additions to property and equipment	(33,670)	(27,646)
Free cash flow	$21,226	$34,530